Exhibit 10.1

March 25, 2019

Mr. Bruce Gottlieb

Dear Bruce:

This letter shall formalize our offer of employment with MeiraGTx, LLC (“Meira”), a subsidiary of MeiraGTx Limited, a subsidiary of MeiraGTx Holdings plc (together, the “Company”) as General Counsel reporting solely and directly to Alexandria Forbes, Chief Executive Officer. Your employment will begin on April 1, 2019. Your employment shall be located at Meira’s corporate offices in New York City. As a condition of employment, you are required to submit a countersigned copy of this letter and satisfactory completion of the other employee-related contingencies described below on or prior to your start date. In the event of any conflict between this letter and any Company policies, procedures and practices, the terms of this letter shall govern.

The following information generally outlines certain terms and conditions of your employment with Meira.

Base Salary: Your starting base salary will be $450,000 per annum (“Base Salary”), which will be paid (less applicable withholding) in accordance with Meira’s then-current payroll policy. Meira currently pays its employees on a bi-weekly basis. Your Base Salary shall be reviewed annually for possible increase, but not decrease, and any increased amount shall be the Base Salary for purposes of this letter.

Annual Guaranteed Cash Bonus. Your Annual Guaranteed Cash Bonus from Meira shall be 100% of your Base Salary in effect at the time of payment. It shall be paid by January 15 of the following year. In order to receive your Annual Guaranteed Cash Bonus, you must be employed by Meira on the date of payment of such bonus, except as otherwise provided expressly below.

Guaranteed Non-Qualified Stock Options: Subject to approval of the Board of Directors of MeiraGTx Holdings plc (“Parent”) upon your commencement of employment, Parent shall grant you 200,000 sign-on options for common stock of MeiraGTx Holdings plc at a fair market value exercise price. Subject to approval of Board of Directors of Parent, Parent shall also grant you 40,000 options on the one-year anniversary of the first day of your employment by Meira, 100,000 options on your second anniversary, 100,000 options on your third anniversary, and

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100,000 options on your fourth anniversary (the options in this paragraph, the “Guaranteed Non-Qualified Stock Options”). In order to receive these option grants, you must be employed by Meira on the date of grant, except as otherwise expressly provided below. All option grants shall be subject to the 2018 Incentive Award Plan, as amended from time to time, or another equity compensation program adopted by Parent, the Option Grant Notice applicable to each grant, and the Option Agreement applicable to each grant, including but not limited to the exercise prices and vesting schedules (vesting as to 25% on the one year anniversary of the grant date and in 36 substantially equal monthly installments thereafter).

Discretionary Incentives: You shall be entitled to participate in our annual, discretionary year-end incentive compensation plan which may include a cash bonus and/or equity options (in addition to your Annual Guaranteed Cash Bonus and Guaranteed Non-Qualified Stock Options set forth above). These incentives will be commensurate with your position and based upon your performance and Meira’s and the Company’s performance, as determined by the CEO of Meira and the Board of Directors (Compensation Committee). Such incentives and target bonuses are not guaranteed, with the decision whether to award you such incentives and bonuses and the amount of such incentives and bonuses, if any, being in the sole and absolute discretion of the CEO of Meira and the Board of Directors (Compensation Committee). In order to receive any such incentives and bonuses, you must be employed by Meira on the date of payment of any cash or grant of any equity or equity options, which shall be the same date on which such payments or grants are made for comparable employees.

Vacation: You will be entitled to participate in the current Paid Time Off Program (a copy of which will be attached) followed by Meira.

401(k): A 401(k) plan is available to eligible employees after three full months of service; additional information regarding the plan will be provided if you become eligible for participation.

Incentive and Deferred Compensation: In addition to the foregoing incentive arrangements, you shall be eligible to participate in all other incentive and deferred compensation programs available to executive officers of Meira from time to time on the same terms and conditions and extent that such programs are made available to other such executives or officers of Meira.

Benefits: You shall be eligible to participate in all employee benefit plans, policies, programs or perquisites made available to employees of Meira generally or to executive officers of Meira, including any broad-based or executive stock option and stock purchase plans. The terms and conditions of your participation in Meira’s employee benefit plans, policies, programs or perquisites shall be governed by the terms and conditions or practices of each such plan, policy, program or perquisite.

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Expenses: Meira shall pay or reimburse you for any expenses reasonably incurred by you in furtherance of your duties hereunder, including expenses for entertainment, travel, meals and hotel accommodations, upon submission by Employee of expense reports in accordance with such rules and policies relating to such expenses as Meira may from time to time adopt.

Indemnification/D&O Insurance: You shall be provided indemnification and directors’ and officers’ liability insurance at the same levels provided generally for senior executive officers of the Company.

At-Will Employment Status: Your employment will be “at-will.” This means that if you accept this offer of employment, we may terminate your employment for any reason, at any time, with or without notice, with or without cause. Similarly, you are free to resign at any time, for any reason or for no reason.

A. Termination by You Without Good Reason. You may terminate your employment without Good Reason (as defined in Section D. of this Agreement) at any time by giving 60 days’ notice to the CEO of Meira by email and express mail. During the notice period, you shall remain in active employment or non-active employment as Meira may decide; provided, that Meira may choose instead to waive some or all of the notice period.

Upon termination by you or your employment without Good Reason under this Section A., you shall (i) be entitled to your Base Salary through your termination date and any unreimbursed business expenses, (ii) be entitled to employee benefits and post-employment employee benefits and conversion rights in accordance with the terms and conditions of the plans, policies, programs, or perquisites in which you participate, (iii) not be paid any Annual Guaranteed Cash Bonuses that have not been paid prior to your termination date, (iv) be entitled to keep any Guaranteed Non-Qualified Stock Options granted and vested prior to your termination date pursuant to this agreement, subject to the terms of the 2018 Incentive Award Plan, as amended from time to time, or other applicable equity compensation program adopted by Parent, the Option Grant Notice applicable to each grant, and the Option Agreement applicable to each grant, except that if you materially violate your Post-Termination Obligations or the Employee Confidentiality and Inventions Agreement and fail to cure such violation, if curable, within 14 days of receiving written notice, such options shall be forfeited, and for any such options already exercised shall pay to Meira the fair market value of the shares received on the date of receipt minus your exercise price paid (v) be entitled to be granted (if not already granted prior to your termination date) and vest on termination in the 40,000 Guaranteed Non-Qualified Stock Options scheduled to be granted on the one-year anniversary of the first day of your employment by Meira, subject to and only the extent permitted under, applicable law, exchange listing rules and the terms of the 2018 Incentive Award Plan, as amended from time to

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time, or other applicable equity compensation program adopted by Parent, the Option Grant Notice (if any) applicable to each grant, and the Option Agreement (if any) applicable to each grant, except that if you materially violate your Post-Termination Obligations or the Employee Confidentiality and Inventions Agreement and fail to cure such violation, if curable, within 14 days of receiving written notice, such options shall be forfeited, and for any such options already exercised shall pay to Meira the fair market value of the shares received on the date of receipt minus your exercise price paid, (vi) except as set forth in Section A.(v), not be granted any Guaranteed Non-Qualified Stock Options that have not been granted prior to your termination date, and you shall forfeit any Guaranteed Non-Qualified Stock Options that have been granted prior to your termination date but have not vested prior to your termination date, (vii) be entitled to keep any incentive compensation, deferred compensation, restricted stock and equity incentive awards granted under this agreement, or otherwise, other than the Annual Guaranteed Cash Bonuses and Guaranteed Non-Qualified Stock Options (which governed by Section A.(iii)-(vi) above), that have been granted and are vested as of the termination date, subject to the terms and conditions of the applicable plans, notices, and grant agreements, and (viii) forfeit any incentive compensation, deferred compensation, options, restricted stock or equity incentive awards, other than the Annual Guaranteed Cash Bonuses and Guaranteed Non-Qualified Stock Options (which governed by Section A.(iii)-(vi) above), that are unvested on the date of termination. Your entitlement to the benefit of Section A.(v) above shall be contingent on your signing and complying with a separation agreement and general release (the “Release”), such Release having terms and conditions no less favorable to you than generally required by the Company in connection with the payment of severance to similarly-situated executives and which do not require you to agree to any obligations beyond those you have already agreed to, other than a release of claims, a non-disparagement of the Company clause, a confidentiality clause, and any clauses necessary to comply with the law, within 30 days of your termination date, your compliance in all material respects with your Post-Termination Obligations set forth below and the Employee Confidentiality and Inventions Agreement, and with respect to your Guaranteed Non-Qualified Stock Options, your also certifying on each vesting date that you have in all material respects complied with and are in compliance with your Post-Termination Obligations and Employee Confidentiality and Inventions Agreement.

B. Termination By Death or Disability. Your employment shall terminate upon your death or disability, except as prohibited by law. For purposes of this Section B., disability means the inability to perform the duties of your position for a period lasting more than 180 days due to any medical condition.

Upon termination of your employment upon your death or disability under this Section B., the same terms shall apply (in the event of your death, to your estate or beneficiary or beneficiaries) as if your employment had been terminated by you without Good Reason pursuant to Section A. of this agreement, except that you shall be paid a pro rata portion of your Annual

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Guaranteed Cash Bonus for the year of termination of your employment (for example, if such termination occurs on August 31, you shall be paid 8/12 of your Base Salary in effect at the time of termination). Your entitlement to the benefit of Section A.(v) above shall be contingent on your signing and complying with the Release within 30 days of your termination date, your compliance in all material respects with your Post-Termination Obligations set forth below and the Employee Confidentiality and Inventions Agreement, and with respect to your Guaranteed Non-Qualified Stock Options, your also certifying on each vesting date that you have in all material respects complied with and are in compliance with your Post-Termination Obligations and Employee Confidentiality and Inventions Agreement.

C. Termination by Meira for any reason other than Cause. Meira may terminate your employment at any time for any reason other than Cause (as defined in Section E. of this agreement), by giving 60 days’ notice to you, including but not limited to termination because of a Change in Control (which shall be subject to the provisions in Section F. of this agreement). The Company may choose to provide you with additional severance pay in lieu of all or a portion of the notice period, to be paid on the applicable scheduled payroll dates.

Upon termination by Meira of your employment for any reason other than Cause under this Section C., you shall (i) be entitled to (a) your Base Salary as if your employment had continued for an additional 1 year after your termination date, to be paid on the originally scheduled dates, (b) your Annual Guaranteed Cash Bonuses as if your employment had continued for an additional 1 year after your termination date, to be paid on the originally scheduled dates (for example, if such termination occurs on August 31, 2020, you shall be paid 100% of your Annual Guaranteed Cash Bonus for 2020 by January 15, 2021), (c) additional vesting of any Guaranteed Non-Qualified Stock Options granted prior to your termination date as if your employment had continued for an additional 1 year after your termination date, to be vested on the originally scheduled vesting dates, (d) be granted (if not already granted prior to your termination date) and vest on termination in the 40,000 Guaranteed Non-Qualified Stock Options scheduled to be granted on the one-year anniversary of the first day of your employment by Meira, subject to, and only the extent permitted under, applicable law, exchange listing rules and the terms of the 2018 Incentive Award Plan, as amended from time to time, or other applicable equity compensation program adopted by Parent, the Option Grant Notice (if any) applicable to each grant, and the Option Agreement (if any) applicable to each grant and (e) if the termination occurs prior to your one-year anniversary of the first day of your employment by Meira, also vest on the originally scheduled vesting dates in 100,000 of your 200,000 sign-on Guaranteed Non-Qualified Stock Options, for (c), (d), and (e) subject to the terms of the 2018 Incentive Award Plan, as amended from time to time, the Option Grant Notice applicable to each grant, and the Option Agreement applicable to each grant, except that if you materially violate your Post-Termination Obligations or the Employee Confidentiality and Inventions Agreement and fail to cure such violation, if curable, within 14 days of receiving written notice, any such

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options referenced in (c), (d), and (e) shall be forfeited, and for any such options already exercised shall pay to Meira the fair market value of the shares received on the date of receipt minus your exercise price paid, (ii) be entitled to employee benefits and post-employment employee benefits and conversion rights in accordance with the terms and conditions of the plans, policies, programs, or perquisites in which you participate, with Meira reimbursing you for your COBRA premiums for coverage for 1 year after your termination date, (iii) not be paid any Annual Guaranteed Cash Bonuses other than as set forth in Section C.(i)(b) above, (iv) except as set forth in Section C.(i)(c), (d), and (e), or in Section F. in the event of termination in connection with a Change in Control as specified in that Section, not be granted any Guaranteed Non-Qualified Stock Options that have not been granted prior to your termination date, and you shall forfeit any Guaranteed Non-Qualified Stock Options that have been granted prior to your termination date but have not vested prior to your termination date, (v) be entitled to keep any Guaranteed Non-Qualified Stock Options granted and vested prior to your termination date pursuant to this agreement, subject to the terms of the 2018 Incentive Award Plan, as amended from time to time, the Option Grant Notice applicable to each grant, and the Option Agreement applicable to each grant, except that if you materially violate your Post-Termination Obligations or the Employee Confidentiality and Inventions Agreement and fail to cure such violation, if curable, within 14 days of receiving written notice, such options shall be forfeited and for any such options already exercised shall pay to Meira the fair market value of the shares received on the date of receipt minus your exercise price paid, (vi) be entitled to keep any incentive compensation, deferred compensation, restricted stock and equity incentive awards granted under this agreement, or otherwise, other than the Annual Guaranteed Cash Bonuses and Guaranteed Non-Qualified Stock Options (which shall be governed by Section C.(i) above), that have been granted and are vested as of the termination date, subject to the terms and conditions of the applicable plans, notices, and grant agreements, and (vii) forfeit any incentive compensation, deferred compensation, options, restricted stock or equity incentive awards, other than the Annual Guaranteed Cash Bonuses and Guaranteed Non-Qualified Stock Options (which shall be governed by Section C.(i) above), that are unvested on the date of termination. Your entitlement to the benefit of Section C.(i) above and the COBRA reimbursements in Section C.(ii) above shall be contingent on your signing and complying with the Release within 30 days of your termination date, your compliance in all material respects with your Post-Termination Obligations set forth below and the Employee Confidentiality and Inventions Agreement, and with respect to your Guaranteed Non-Qualified Stock Options, your also certifying on each vesting date that you have in all material respects complied with and are in compliance with your Post-Termination Obligations and Employee Confidentiality and Inventions Agreement.

D. Termination by You with Good Reason. You may terminate your employment at any time with Good Reason. For purposes of this Section D., “Good Reason” shall mean a termination of employment by you for one or more of the following reasons, which are not remedied or corrected within 30 days after written notice from you to the CEO of Meira by email

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and express mail specifying the “Good Reason”: (i) a change in your reporting structure such that you no longer report directly to the CEO; (ii) a reduction at any time in your then current Base Salary; (iii) a material breach by Meira or the Company of this agreement, or (iv) Meira’s or the Company’s insistence that you perform or condone any illegal conduct.

Upon termination by you of your employment with Good Reason under this Section D., the same terms shall apply as if your employment had been terminated by Meira for any reason other than Cause pursuant to Section C. of this agreement. Your entitlement to the benefit of Section C.(i) above and the COBRA reimbursements in Section C.(ii) above shall be contingent on your signing and complying with the Release within 30 days of your termination date, your compliance in all material respects with your Post-Termination Obligations set forth below and the Employee Confidentiality and Inventions Agreement, and with respect to your Guaranteed Non-Qualified Stock Options, your also certifying on each vesting date that you have in all material respects complied with and are in compliance with your Post-Termination Obligations and Employee Confidentiality and Inventions Agreement.

E. Termination by Meira For Cause. Meira may terminate your employment hereunder for Cause. For purposes of this Section E., Cause means (a) your continued refusal to substantially perform your duties (other than a failure resulting from your disability as defined above); (b) your continued refusal to carry out, or comply with any lawful and reasonable directive of the Board of Meira or the Company or your immediate supervisor; (c) the occurrence of any act or omission by you that could reasonably be expected to result in (or has resulted in) your conviction, plea of no contest, plea of nolo contendere, or imposition of unadjudicated probation for any felony or indictable offense or crime involving moral turpitude; (d) your unlawful use (including being under the influence) or possession of illegal drugs on the premises of Meira or the Company or while performing your duties and responsibilities for Meira or the Company; (e) your commission of an act of fraud, embezzlement, misappropriation, willful misconduct, or breach of fiduciary duty against Meira or the Company; (f) intentional and willful misconduct that may subject Meira to criminal liability; (g) violation of any law, regulation or rule related to your employment by Meira; (h) a material breach by you of this agreement or the Employee Confidentiality and Inventions Agreement; or (i) material violation of Meira or Company policy or procedure. No action or inaction shall be treated as willful unless done or not done in bad faith and without a reasonable belief it was in the best interests of Meira or the Company. You shall not be terminated for Cause (except under Section E.(c) or (g)) unless you have been provided written notice from Meira or the Company of the action or inaction alleged to constitute Cause and a period of 30 days in which to cure such action or inaction, if curable. Poor performance, in and of itself, shall not be a basis for Cause.

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Upon termination by Meira of your employment for Cause under this Section E., you shall (i) be entitled to your Base Salary through your termination date, (ii) be entitled to employee benefits and post-employment employee benefits and conversion rights in accordance with the terms and conditions of the plans, policies, programs, or perquisites in which you participate, (iii) not be paid any Annual Guaranteed Cash Bonuses that have not been paid prior to your termination date, (iv) be entitled to keep any Guaranteed Non-Qualified Stock Options granted and vested prior to your termination date pursuant to this agreement, subject to and only to the extent permitted under, applicable law, exchange listing rules, the terms of the 2018 Incentive Award Plan, as amended from time to time, or other applicable equity compensation program adopted by Parent, the Option Grant Notice (if any) applicable to each grant, and the Option Agreement (if any) applicable to each grant, except that if you materially violate your Post-Termination Obligations or the Employee Confidentiality and Inventions Agreement and fail to cure such violation, if curable, within 14 days of receiving written notice, such options shall be forfeited, and for any such options already exercised shall pay to Meira the fair market value of the shares received on the date of receipt minus your exercise price paid, (v) not be granted any Guaranteed Non-Qualified Stock Options that have not been granted prior to your termination date, and you shall forfeit any Guaranteed Non-Qualified Stock Options that have been granted prior to your termination date but have not vested prior to your termination date, (vi) be entitled to keep any incentive compensation, deferred compensation, restricted stock and equity incentive awards granted under this agreement, or otherwise, other than the Annual Guaranteed Cash Bonuses and Guaranteed Non-Qualified Stock Options (which governed by Section E.(iii)-(v) above), that have been granted and are vested as of the termination date, subject to the terms and conditions of the applicable plans, notices, and grant agreements, and (vii) forfeit any incentive compensation, deferred compensation, options, restricted stock or equity incentive awards, other than the Annual Guaranteed Cash Bonuses and Guaranteed Non-Qualified Stock Options (which governed by Section E.(iii)-(v) above), that are unvested on the date of termination. Your entitlement to the benefit of Section E.(iv) and (vi) above shall be contingent on your signing and complying with the Release within 30 days of your termination date, your compliance in all material respects with your Post-Termination Obligations set forth below and the Employee Confidentiality and Inventions Agreement, and with respect to your Guaranteed Non-Qualified Stock Options, your also certifying on each vesting date that you have in all material respects complied with and are in compliance with your Post-Termination Obligations and Employee Confidentiality and Inventions Agreement.

F. Termination by Meira for any reason other than Cause, or by You with Good Reason, after a Change in Control. For purposes of this agreement, “Change in Control” be defined as it is defined in the 2018 Incentive Award Plan, as amended from time to time.

Upon termination by Meira of your employment for any reason other than Cause, or termination by you of your employment with Good Reason, within 6 months after a Change in Control that is consummated at least 2 years after the first day of your employment by Meira, (i) the same terms shall apply as if your employment had been terminated by Meira for any reason

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other than Cause pursuant to Section C. of this agreement or been terminated by you pursuant to Section D. of this agreement, and (ii) you shall be entitled to full vesting of all 540,000 Guaranteed Non-Qualified Stock Options (whether or not granted prior to your termination date), with the 40,000 Guaranteed Non-Qualified Stock Options scheduled to be granted on the one-year anniversary of the first day of your employment by Meira to be vested upon termination and the remainder of the 540,000 Guaranteed Non-Qualified Stock Options to be vested on the originally scheduled dates, subject to and only to the extent permitted under, applicable law, exchange listing rules, the terms of the 2018 Incentive Award Plan, as amended from time to time, or other applicable equity compensation program adopted by Parent, the Option Grant Notice (if any) applicable to each grant, and the Option Agreement (if any) applicable to each grant, except that if you materially violate your Post-Termination Obligations or the Employee Confidentiality and Inventions Agreement and fail to cure such violation, if curable, within 14 days of receiving written notice, any such options referenced in Section C.(i)(c), (d), and (e) and Section F.(ii) of this paragraph shall be forfeited, and for any such options already exercised you shall pay to Meira the fair market value of the shares received on the date of receipt minus your exercise price paid.

Upon termination by Meira of your employment for any reason other than Cause, or termination by you of your employment with Good Reason, within 6 months after a Change in Control that is consummated during the first 2 years after the first day of your employment by Meira, (i) the same terms shall apply as if your employment had been terminated by Meira for any reason other than Cause pursuant to Section C. of this agreement or been terminated by you pursuant to Section D. of this agreement, and (ii) you shall be entitled to full vesting of 240,000 Guaranteed Non-Qualified Stock Options (whether or not granted prior to your termination date), with the 40,000 Guaranteed Non-Qualified Stock Options scheduled to be granted on the one-year anniversary of the first day of your employment by Meira to be vested upon termination and the remainder of the 240,000 to be vested on the originally scheduled dates, subject to and only to the extent permitted under, applicable law, exchange listing rules, the terms of the_2018 Incentive Award Plan, as amended from time to time, or other applicable equity compensation program adopted by Parent, the Option Grant Notice (if any) applicable to each grant, and the Option Agreement (if any) applicable to each grant, except that if you materially violate your Post-Termination Obligations or the Employee Confidentiality and Inventions Agreement and fail to cure such violation, if curable, within 14 days of receiving written notice, any such options referenced in Section C.(i)(c), (d), and (e) and Section F.(ii) of this paragraph shall be forfeited, and for any such options already exercised you shall pay to Meira the fair market value of the shares received on the date of receipt minus your exercise price paid.

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Your entitlement to the benefit of the two above paragraphs of Section F, and the benefit of Section C.(i) above and the COBRA reimbursements in Section C.(v) above, shall be contingent on your signing and complying with the Release, your compliance in all material respects with your Post-Termination Obligations set forth below and the Employee Confidentiality and Inventions Agreement, and with respect to your Guaranteed Non-Qualified Stock Options, your also certifying on each vesting date that you have in all material respects complied with and are in compliance with your Post-Termination Obligations and Employee Confidentiality and Inventions Agreement.

Post-Employment Obligations:

Non-Compete: For the period of your employment and for 1 year thereafter, you agree not to compete with Meira or the Company in any respect, in any location, including but not limited to as an employee, independent contractor, consultant, shareholder, partner, or member of any competitor of Meira or the Company. Notwithstanding the foregoing, you shall be permitted to (i) provide legal services to a competitor of Meira or the Company as an attorney at a law firm; and (ii) hold less than 5% of the equity interests of any publicly traded competitor listed on a national securities exchange or a nationally recognized over-the-counter market as a passive investment or less than 5% of the equity interests of any competitor, whether publicly traded or not, through a passive holding of an investment fund; and (iii) provide services to a non-competitive unit, division, affiliate or subsidiary of a competitor of Meira or the Company, so long as you do not provide services for any competitive unit, division, subsidiary or affiliate of such entity.

Solicitation of Employees: For the period of your employment and for 1 year thereafter, you agree not to directly or indirectly solicit, encourage, or induce any person who is an employee of Meira or the Company, or was an employee of Meira or the Company within 1 year of such solicitation, encouragement, or inducement or hiring, to leave the employment of Meira or the Company, or hire any such person for an entity other than Meira or the Company. This provision shall not prohibit you from providing a reference for a current or former employee or from placing a general advertisement to hire individuals which is not directed expressly at employees of Meira or the Company.

Injunctive Relief: In the event of a breach or threatened breach by you of any of these Post-Employment Obligations, you agree that Meira and/or the Company, in addition to any other legal and equitable remedies available to them, shall be entitled to seek injunctive relief from an appropriate forum. You further agree that no bond shall be required to be posted by Meira or the Company in connection with any such application for injunctive relief.

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General Provisions:

Employment Contingencies: This offer is contingent upon (i) your signing the Employee Confidentiality and Inventions Agreement, in each case between you and us (copies attached), (ii) passing a pre-employment drug test, and (iii) the Company receiving a satisfactory background check and provision of proof that you may lawfully be employed in this country.

Representations: In making this offer of employment, the Company has relied on your representations that (a) you are not subject to any non-competition arrangement or other restrictive covenants that might affect your employment by the Company as contemplated by this letter, (b) you shall not disclose to the Company any proprietary or confidential information belonging to any other party, (c) you are free to accept this offer of employment and to perform the duties contemplated herein and commensurate with the offered position and (d) your employment with the Company will not violate or conflict with any other obligation or arrangement to which you are a party.

Notices: All notices and other communications required or permitted by this Agreement to be delivered to Meira or the Company or you to the other party shall be delivered in writing to the address shown below, either personally, by electronic mail, by facsimile transmission, or by registered, certified, or express mail, return receipt requested, postage prepaid, to the address for such party specified below or to such other address as the party may from time to time advise the other party in writing in the same manner as set forth in this Notices Section, and shall be deemed given and received as of actual personal delivery, on the first business day after the date of delivery shown on any such electronic mail or facsimile transmission or upon the date or actual receipt shown on any return receipt if registered, certified, or express mail is used, as the case may be.

Meira and the Company:

Alexandria Forbes, CEO

MeiraGTx LLC

450 East 29th Street, 15th Floor

New York, NY 10016

zandy@meiragtx.com

You:

Bruce Gottlieb

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Successors and Assigns: The rights and obligations of the parties hereunder are not assignable to another person without prior written consent; provided, however, that Meira’s and the Company’s obligations hereunder shall be binding upon their successors and assigns.

Severability: Provisions Subject to Applicable Law: All provisions of this agreement shall be applicable only to the extent that they do not violate any applicable law, and are intended to be limited to the extent necessary so that they will not render this Agreement invalid, illegal or unenforceable under any applicable law. If any provision of this Agreement or any application thereof shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of other provisions of this Agreement or of any other application of such provision shall in no way be affected thereby.

Waiver of Rights: No waiver by Meira, the Company or you of a right or remedy hereunder shall be deemed to be a waiver of any other right or remedy or of any subsequent right or remedy of the same kind.

Definitions: Headings: Number: A term defined in any part of this agreement shall have the defined meaning wherever such term is used herein. The headings contained in this agreement are for reference purposes only and shall not affect in any manner the meaning or interpretation of this Agreement. Where appropriate to the context of this Agreement, use of the singular shall be deemed also to refer to the plural, and use of the plural to the singular.

Counterparts: This agreement may be executed in separate counterparts and by facsimile, electronic, or pdf, each of which shall be deemed an original but both of which taken together shall constitute but one and the same instrument.

Governing Laws; Forum: This agreement shall be governed by, construed, and enforced in accordance with the laws of the State of New York. The parties hereto further agree that any action brought to enforce any right or obligation under this agreement shall be subject to the exclusive jurisdiction of the state or federal courts of the State of New York, except as otherwise provided in the Arbitration Agreement attached as Exhibit A.

Legal Fees: The Company shall reimburse you for your reasonable legal fees incurred in connection with the negotiation of this letter in an amount not to exceed $10,000 upon receipt of a written invoice from your counsel.

Section 409A: The intent of the parties is that the payments and benefits under this comply with or be exempt from Section 409A (“Section 409A”) of the Internal Revenue Code of 1986, as amended, and the regulations and guidance promulgated thereunder (the “Code”) and, accordingly, to the maximum extent permitted, this letter shall be interpreted to be in compliance therewith. In the event the parties reasonably determine that this letter or payments hereunder are not in compliance with Section 409A, the parties shall attempt in good faith to modify this letter to comply with Section 409A while preserving the economic intent of the payments hereunder.

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Notwithstanding anything in this letter to the contrary, any compensation or benefits payable under this letter that is designated under this letter as payable upon your termination of employment shall be payable only upon your “separation from service” with the Company within the meaning of Section 409A (a “Separation from Service”).

Notwithstanding anything in this letter to the contrary, if you are deemed by the Company at the time of your Separation from Service to be a “specified employee” for purposes of Section 409A, to the extent delayed commencement of any portion of the benefits to which you are entitled under this letter is required in order to avoid a prohibited distribution under Section 409A, such portion of your benefits shall not be provided to you prior to the earlier of (i) the expiration of the six-month period measured from the date of your Separation from Service with the Company or (ii) the date of your death. Upon the first business day following the expiration of the applicable Section 409A period, all payments deferred pursuant to the preceding sentence shall be paid in a lump sum to you (or your estate or beneficiaries), and any remaining payments due to you under this letter shall be paid as otherwise provided herein.

To the extent that any reimbursements under this letter are subject to Section 409A, any such reimbursements payable to you shall be paid to you no later than December 31 of the year following the year in which the expense was incurred; provided, that you submit your reimbursement request promptly following the date the expense is incurred, the amount of expenses reimbursed in one year shall not affect the amount eligible for reimbursement in any subsequent year, other than medical expenses referred to in Section 105(b) of the Code, and your right to reimbursement under this letter t will not be subject to liquidation or exchange for another benefit.

For purposes of Section 409A, your right to receive any installment payments under this letter shall be treated as a right to receive a series of separate and distinct payments.

Except as otherwise permitted under Section 409A, no payment hereunder shall be accelerated or deferred unless such acceleration or deferral would not result in additional tax or interest pursuant to Section 409A.

Section 280G: Notwithstanding anything herein to the contrary, in the event that the Company’s then current independent registered public accounting firm (the “Accounting Firm”) shall determine that any payment or distribution of any type to or for your benefit made by the Company, by any of its affiliates, by any person who acquires ownership or effective control of the Company or ownership of a substantial portion of the Company’s assets (within the meaning of Section 280G of the Code and the regulations thereunder) or by any affiliate of such person, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise (collectively, the “Total Payments”), would be subject to the excise tax imposed by

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Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”) or any interest or penalties with respect to such excise tax (such excise tax, together with any such interest or penalties, are collectively referred to as the “Excise Tax”), then the Accounting Firm shall determine whether such payments or distributions or benefits shall be reduced to such lesser amount as would result in no portion of such payments or distributions or benefits being subject to the Excise Tax. Such reduction shall occur if and only to the extent that it would result in you retaining, on an after-tax basis (taking into account federal, state and local income taxes, employment, social security and Medicare taxes, the imposition of the Excise Tax and all other taxes, determined by applying the highest marginal rate under Section 1 of the Code and under state and local laws which applied (or is likely to apply) to your taxable income for the tax year in which the transaction which causes the application of Section 280G of the Code occurs, or such other rate(s) as the Accounting Firm determines to be likely to apply to you in the relevant tax year(s) in which any of the Total Payments is expected to be made) a larger amount as a result of such reduction than you would receive, on a similar after tax basis, if you received all of the Total Payments. If the Accounting Firm determines that you would not retain a larger amount on an after-tax basis if the Total Payments were so reduced, then you shall retain all of the Total Payments.

If the Total Payments are to be reduced, the reduction shall occur in the following order: (1) reduction of cash payments for which the full amount is treated as a “parachute payment” (as defined under Section 280G of the Code and the regulations thereunder); (2) cancellation of accelerated vesting (or, if necessary, payment) of cash awards for which the full amount is not treated as a parachute payment; (3) reduction of any continued employee benefits; and (4) cancellation or reduction of any accelerated vesting of equity awards. In selecting the equity awards (if any) for which vesting will be cancelled or reduced under clause (4) of the preceding sentence, awards shall be selected in a manner that maximizes the after-tax aggregate amount of reduced Total Payments provided to you, provided that if (and only if) necessary in order to avoid the imposition of an additional tax under Section 409A, awards instead shall be selected in the reverse order of the date of grant. If two or more equity awards are granted on the same date, each award will be reduced on a pro-rata basis. You and the Company shall furnish such documentation and documents as may be necessary for the Accounting Firm to perform the requisite Section 280G of the Code computations and analysis, and the Accounting Firm shall provide a written report of its determinations, hereunder, including detailed supporting calculations. If the Accounting Firm determines that aggregate Total Payments should be reduced as described above, it shall promptly notify you and the Company to that effect. In the absence of manifest error, all determinations made by the Accounting Firm under this Section 6(i) shall be binding on you and the Company and shall be made as soon as reasonably practicable and in no event later than thirty (30) days following the later of your date of termination of employment or the date of the transaction which causes the application of Section 280G of the Code. The Company shall bear all costs, fees and expenses of the Accounting Firm.

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To the extent requested by you, the Company shall cooperate with you in good faith in valuing, and the Accounting Firm shall take into account the value of, services to be provided by you (including your agreeing to refrain from performing services pursuant to a covenant not to compete) before, on or after the date of the transaction which causes the application of Section 280G of the Code such that payments in respect of such services may be considered to be “reasonable compensation” within the meaning of Q&A-9 and Q&A-40 to Q&A-44 of the final regulations under Section 280G of the Code and/or exempt from the definition of the term “parachute payment” within the meaning of Q&A-2(a) of such final regulations in accordance with Q&A-5(a) of such final regulations.

Entire Agreement: This letter, along with the Employee Confidentiality and Inventions Agreement and the Arbitration Agreement attached as Exhibit A, sets forth the entire agreement including all terms of your employment with the Company and supersedes any prior representations or agreements, whether written or oral. This letter may not be modified or amended except by a written agreement signed by the Company and by you. Any employment policies represented herein may be modified from time to time at the Company’s sole discretion.

We look forward to working with you.

/s/ Richard Giroux
Richard Giroux
Chief Operating Officer

AGREED AND ACKNOWLEDGED

this 25 day of March, 2019

/s/ Bruce Gottlieb
Bruce Gottlieb

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Exhibit A—Arbitration Agreement

This agreement (the “Agreement”) requires that legal disputes be resolved through arbitration in accordance with the terms of this Agreement. For good and valuable consideration, the adequacy, sufficiency and receipt of which are hereby acknowledged, the parties agree as follows:

1. Scope.

a. Agreement to Arbitrate. This Agreement requires both you and the Company to resolve all Covered Claims (as described below) exclusively through final and binding arbitration. This Agreement becomes effective on the date you sign it (the “Effective Date”), and survives and continues to apply following termination of employment by you or Meira. This Agreement is a mandatory condition of your employment with Meira.

b. Waiver of Trial: Waiver of Class, Collective, Consolidated or Representative Action. The parties mutually waive their right to a trial before a judge or jury in federal, state or local court in favor of arbitration under this Agreement. This Agreement applies to Covered Claims that could have proceeded on an individual, class, collective, consolidated or representative basis, had they been pursued in another forum, such as a court of law. This Agreement requires that such claims be submitted to arbitration and that they be arbitrated on an individual basis only. Neither you nor the Company is permitted to bring Covered Claims on a class, collective, consolidated or representative basis.

c. Covered Claims. Except as expressly set forth below, this Agreement shall apply to all disputes, controversies and claims relating to or arising out of your employment agreement or termination of that agreement, or your application for employment, offer of employment, prospective employment or employment with Meira, or your separation from such employment (collectively, “Employment-Related Claims”), that the Company may have against you, or that you may have against the Company (and/or against any of the Company’s partners, principals, officers, managers, directors, employees, or agents), including those based on acts or omissions occurring prior to, on or after the Effective Date, which could otherwise be resolved by a court or administrative agency (“Covered Claims”). Covered Claims include, without limitation, claims under the Civil Rights Act of 1964, the Fair Labor Standards Act, the Family and Medical Leave Act, the Equal Pay Act, the Americans with Disabilities Act, the Rehabilitation Act, the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, the Worker Adjustment and Retraining Notification Act, the Employee Retirement Income Security Act, state and local wage and hour laws, state and local laws concerning discrimination and retaliation, and any other federal, state and local laws regarding employment, and all amendments thereto, claims for breach of contract, claims for breach of post-employment restrictive covenants, claims for breach of fiduciary duty, claims for fraud or misappropriation, claims for misappropriation of trade secrets, and any other claims arising under any federal, state or local statute ordinance, regulation, public policy or common law.

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d. Claims Not Subject to Arbitration. The following types of claims are expressly excluded from the definition of Covered Claims: (i) Claims for unemployment insurance or workers’ compensation benefits, except that claims for retaliation pursuant to these laws shall constitute Covered Claims; (ii) Sarbanes-Oxley Act, Consumer Financial Protection Bureau and Commodity Futures Trading Commission whistleblower complaints; (iii) Claims for benefits under the Employee Retirement Income Security Act (“ERISA”), which must be resolved in accordance with the terms and procedures set forth in the applicable plan documents; (iv) Disputes arising under the National Labor Relations Act; and (v) Claims arising under patent, copyright or trademark law. This Agreement does not affect your right to file a charge with, make a complaint to, or otherwise participate in an investigation by the U.S. Equal Employment Opportunity Commission, U.S. Department of Labor, the National Labor Relations Board, the Public Company Accounting Oversight Board, state boards of accountancy, or other federal, state, or local government agency, nor does it affect the enforcement authority of such agencies. However, you may seek monetary relief with respect to a Covered Claim only through an arbitration conducted pursuant to this Agreement.

2. Injunctive Relief. You or the Company may seek emergency, temporary or preliminary injunctive relief from a court of competent jurisdiction in aid of arbitration or pending final adjudication of a claim in arbitration where the arbitration award maybe rendered in effectual without such relief.

3. Arbitration Procedure and Applicable Rules.

a. Rules and Procedures. The arbitration shall be held under the auspices of the American Arbitration Association (“AAA”), in accordance with AAA Employment Arbitration Rules then in effect, except to the extent such rules are inconsistent with this Agreement. Copies of the applicable rules and procedures maybe found at https://www.adr.org.

b. Costs and Fees. You and the Company shall equally split the costs of AAA and the Arbitrator. Each party shall pay its own attorneys’ fees and other costs, except that the Arbitrator may award attorneys’ fees and other costs incurred in such arbitration to a party in accordance with the law governing the claim to the same extent a court could do so.

c. Location of Arbitration. The arbitration will take place in the county in which your assigned work office is or was most recently located, unless the parties mutually agree to an alternative location.

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d. Confidentiality. To the maximum extent permitted by law, all aspects of the arbitration proceedings, including any award made, shall be kept confidential, except as necessary to comply with a lawful subpoena, court order or other legal or governmental investigation requirement, to prosecute or defend a Covered Claim, to enforce an arbitration award or to meet a reasonable business need of the Company.

e. Arbitrator Powers and Authority; Limitations. The Arbitrator shall have the authority to resolve all Covered Claims with finality, in accordance with the rules of AAA, except that the Arbitrator shall not have the authority to hear a Covered Claim on a class, collective, consolidated or representative basis, nor shall the Arbitrator have the authority to grant classwide relief, relief on a consolidated basis, or other relief extending beyond the individual claimant. The Arbitrator shall have the authority to award all remedies available to the Company, and to you, individually, under applicable law.

f. Awards. All awards shall be provided in the manner required by law, and shall be final and binding on both parties to the maximum extent permitted by law. The award shall be enforceable by either party in a court of competent jurisdiction pursuant to the terms of the Federal Arbitration Act (“FAA”).

4. At-Will Employment. Nothing in this Agreement shall be deemed to constitute a contract of employment for any definite term, or to alter the at-will nature of your employment with Meira.

5. Choice of Law. This Agreement shall be governed by the FAA and, to the extent, if any, that the FAA is held not to apply, by the law of the State of New York, without regard to its conflict of laws principles (including for purposes of determining contract formation).

6. Integration. Except as stated herein, this is the parties’ entire agreement on the subject matter hereof, superseding all prior representations, negotiations or agreements.

7. Severability. In the event that any provision of this Agreement is determined to be invalid or unenforceable, it shall be severed from the Agreement, and the rest of the Agreement shall be enforced to the maximum extent permitted by law; provided, however, that should any provision of this Agreement requiring that Covered Claims be arbitrated on an individual basis, or that Covered Claims may not be brought on a class, collective, consolidated or representative basis, be determined invalid or unenforceable with respect to a Covered Claim, then that Covered Claim shall not proceed in arbitration, but rather shall be required to be filed in a court of competent jurisdiction. Any other Covered Claims, whether related or unrelated, that can validly be required to proceed on an individual basis shall remain subject to arbitration under the terms of this Agreement. Any Covered Claim that is filed in a court of competent jurisdiction pursuant to the terms of this paragraph shall be required to return to arbitration in the event the lawsuit does not proceed on a class, collective, consolidated or representative basis. In no event shall any class, collective, consolidated or representative proceeding be permitted to proceed in arbitration.

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March 25, 2019

Agreed to on behalf of the Company:

/s/ Rich Giroux
Rich Giroux, COO

AGREED AND ACKNOWLEDGED

this 25 day of March, 2019

/s/ Bruce Gottlieb
Bruce Gottlieb

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